EXHIBIT 99.1
JOINT FILING AGREEMENT
     The undersigned acknowledge and agree that the foregoing statement on Schedule 13G/A is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G/A shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.
     Dated: February 13, 2008

CENTAURUS ENERGY MASTER FUND, LP

By: Centaurus Energy, LP, General Partner
By: Centaurus Energy Partners, LP, General Partner
By:	Centaurus Advisors, LLC, General Partner

By:	*[see signature below]
Name:	John D. Arnold
Title:	Manager

By: Centaurus Energy QP, LP, General Partner
By: Centaurus Energy Partners, LP, General Partner
By:	Centaurus Advisors, LLC, General Partner

By:	*[see signature below]
Name:	John D. Arnold
Title:	Manager

CENTAURUS ENERGY L.P.

By: Centaurus Energy Partners, LP, General Partner
By: Centaurus Advisors, LLC, General Partner

By:	*[see signature below]
Name:	John D. Arnold
Title:	Manager

CENTAURUS ENERGY QP, L.P.

By: Centaurus Energy Partners, LP, General Partner
By: Centaurus Advisors, LLC, General Partner

By:	*[see signature below]
Name:	John D. Arnold
Title:	Manager

CENTAURUS ENERGY PARTNERS, L.P.

By: Centaurus Advisors, LLC, General Partner

	By:	*[see signature below]

	Name:	John D. Arnold
	Title:	Manager

CENTAURUS ADVISORS, LLC

By:	*[see signature below]

Name:	John D. Arnold
Title:	Manager

JOHN D. ARNOLD, individually and in each of the respective capacities set forth above

/s/ John D. Arnold